UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 16, 2007

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

825 8th Avenue, 23rd Floor, New York, New York	[0]10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 16, 2006, the Board of Directors of Glenayre Technologies, Inc. (the “Company”) determined to allow the expiration of its existing stockholder rights plan in accordance with its terms without extension or replacement. The rights plan is represented by the Preferred Share Rights Agreement dated as of May 21, 1997, as amended to date, by and between the Company and American Stock Transfer and Trust Company, as rights agent (the “Rights Agreement”), and provides for a Final Expiration Date (as defined therein) of May 21, 2007. Pursuant to the Rights Agreement, each share of the Company’s common stock outstanding and subsequently issued has attached to it one Right representing the right to purchase 1/100th of a share of Series A Junior Participating Preferred Stock of the Company under certain circumstances specified in the Rights Agreement. As a result of the Board’s determination, the Rights shall no longer be outstanding and shall not be exercisable, after May 21, 2007, unless earlier exercised, redeemed or exchanged in accordance with the Rights Agreement.

Further, on February 16, 2007, the Board of Directors of the Company approved and adopted the following policy statement regarding the future adoption of stockholder rights plans consistent with ISS’ stated policy position on stockholder approval of such plans:

“The Board shall seek and obtain stockholder approval before adopting any future stockholder rights plan; provided, however, that the Board may determine to act on its own to adopt a stockholder rights plan without prior stockholder approval, if, under the circumstances, a majority of the independent directors, in the exercise of their fiduciary responsibilities, deem it to be in the best interest of the Company’s stockholders to adopt a stockholder rights plan without delay in adoption that would come from the time reasonably anticipated to seek stockholder approval. If the Board adopts a stockholder rights plan without prior stockholder approval, the Board will submit the stockholder rights plan to the stockholders for ratification, or the stockholder rights plan must expire, without being renewed or replaced, within one year of its adoption. If submitted by the Board for stockholder approval, the plan will immediately terminate if not approved by the majority of the votes cast.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Upon the expiration of the Rights Agreement and the Rights on May 21, 2007, the Company will file a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating the Certificate of Designation with respect to the Company’s Series A Junior Participating Preferred Stock which was issuable, under certain circumstances, upon exercise of the Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc.

Dated:	February 23, 2007	By:	/s/	Jordan Copland
			Name: Title:	Jordan Copland Executive Vice President and Chief Financial Officer